UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3 , 2006

Electronics For Imaging, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Velocity Way, Foster City, California	94404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-357-3500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 3, 2006, Electronics for Imaging, Inc. (the “Company”) entered into Employment Agreements, (the “Employment Agreements”) with the following executive officers: Guy Gecht, the Company’s Chief Executive Officer; Fred Rosenzweig, the Company’s President; Joseph Cutts, the Company’s Chief Operating Officer; and John Ritchie, the Company’s Chief Financial Officer (the “Executives”).

The Employment agreements, each effective as of August 1, 2006, have an initial term of three years and will automatically renew for additional one year periods unless terminated by either party upon sixty days written notice prior to the expiration of the Agreement. Each Executive’s employment with the Company is at-will and either party may terminate the employment relationship at any time for any reason, with or without cause and with or without notice.

The Employment Agreements provide for the payment of an annual base salary of $570,000 to Guy Gecht; $510,000 to Fred Rosenzweig; $350,000 to Joseph Cutts; and $265,000 to John Ritchie. Each Employment Agreement also provides:

•	the executive shall be eligible for bonuses under the annual management bonus plan as approved by the Compensation Committee of the Company’s Board of Directors;

•	the executive is eligible to receive stock options under the Company’s stock option program and additional equity awards based on the executive’s performance;

•	in the event prior to or within two years following a change in control the Company terminates the executive’s employment without cause or the executive voluntarily terminates his employment for good reason, the executive is eligible for severance benefits consisting of salary continuation, a pro-rata bonus, employer subsidized health benefit continuation under COBRA and outplacement services;

•	if the executive becomes entitled to receive severance, the vesting of the executive’s unvested stock options and equity awards shall either partially or fully accelerate and the post-termination exercise period for stock options shall be extended;

•	if the executive is required to pay tax penalties under Section 409A of the Internal Revenue Code of 1986, as amended, in connection with his receipt of the severance benefits, the Company shall pay the executive a gross up payment to hold the executive harmless, on an after-tax basis, for any such penalties; and

•	the executive is subject to a non-solicitation covenant during his employment and for one year following termination of employment.

The Employment Agreements are attached hereto as Exhibits 10.25, 10.26, 10.27, and 10.28. The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.25	Employment Agreement effective August 1, 2006, by and between Guy Gecht and the Company

10.26	Employment Agreement effective August 1, 2006, by and between Fred Rosenzweig and the Company

10.27	Employment Agreement effective August 1, 2006, by and between Joseph Cutts and the Company

10.28	Employment Agreement effective August 1, 2006, by and between John Ritchie and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electronics For Imaging, Inc.

August 7, 2006	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.25	Employment Agreement effective August 1, 2006, by and between Guy Gecht and the Company

10.26	Employment Agreement effective August 1, 2006, by and between Fred Rosenzweig and the Company

10.27	Employment Agreement effective August 1, 2006, by and between Joseph Cutts and the Company

10.28	Employment Agreement effective August 1, 2006, by and between John Ritchie and the Company